SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                                    FORM 8-K/A

                                  CURRENT REPORT

                                  AMENDMENT NO. 1

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported)  May 1, 1997
                                                             -----------

                               TRANS-LUX CORPORATION
               ----------------------------------------------------
              (Exact name of registrant as specified in its charter)


           Delaware                 1-2257                    13-1394750
 ------------------------------------------------------------------------------
(State or other jurisdiction       (Commission             (I.R.S. Employer
 of incorporation)                  File Number)            Identification No.)


                   110 Richards Avenue, Norwalk, CT  06856-5090
                 -------------------------------------------------
                (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code:  (203) 853-4321
                                                              --------------


 ------------------------------------------------------------------------------
          (Former name or former address, if changed since last report.)

    Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
             ------------------------------------------------------------------

          (a)  Financial Statements of Businesses Acquired

          1 - Independent Auditors' Report, Statements of Net Assets Sold as of
              March 31, 1997 and 1996, Statements of Operations and Divisional (Deficit) Equity for the years ended March 31, 1997 and 1996, Statements of Cash Flows for the years ended March 31, 1997 and 1996 and Notes to Financial Statements.

          (b)  Pro Forma Financial Information

          1 - Unaudited Pro Forma Balance Sheet as of March 31, 1997, Unaudited
              Pro Forma Income Statements for the year ended December 31, 1996 and for the three months ended March 31, 1997 and Notes to Pro Forma Financial Information.

                                         SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TRANS-LUX CORPORATION



                                           By: /s/ Angela D. Toppi
                                              -------------------------
                                                   Angela D. Toppi
                                                   Chief Financial Officer

    Dated:  July 15, 1997



    FAIR-PLAY (a division of
    Fairtron Corporation)

    Financial Statements as of March 31, 1997 and 1996 and for the Years Then Ended and Independent Auditors' Report

    INDEPENDENT AUDITORS' REPORT

    To the Board of Directors and Stockholders
    Fairtron Corporation:

    We have audited the accompanying statements of net assets sold of Fair-Play (a division of Fairtron Corporation) as of March 31, 1997 and 1996, and the related statements of operations and divisional (deficit) equity, and cash flows for the years then ended. These financial statements are the responsibility of Fairtron Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the net assets sold of Fair-Play as of March 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

    As discussed in Note 2 to the financial statements, Trans-Lux Midwest Corporation purchased substantially all assets and assumed substantially all liabilities of Fair-Play effective May 1, 1997.


    /s/ Deloitte & Touche LLP

    Des Moines, Iowa
    May 2, 1997


    FAIR-PLAY (a division of Fairtron Corporation)
    STATEMENTS OF NET ASSETS SOLD
    MARCH 31, 1997 AND 1996 (IN THOUSANDS)
    --------------------------------------------------------------------------
                                                      1997            1996

    ASSETS
    CURRENT ASSETS:
     Cash and cash equivalents                      $1,548
     Receivables                                     1,946          $2,205
     Inventories                                     2,026           3,020
     Prepaid expenses and other current assets          52             171
                                                     -----           -----
          Total current assets                       5,572           5,396

    PROPERTY, PLANT AND EQUIPMENT, NET               1,122           1,397
    CONTRACTS RECEIVABLE                               122             181
    ADVERTISING RIGHTS                                  17             119
    OTHER ASSETS                                        67             169
                                                     -----           -----
    TOTAL ASSETS                                    $6,900          $7,262
                                                     =====           =====

    LIABILITIES AND DIVISIONAL (DEFICIT) EQUITY
    CURRENT LIABILITIES:
     Checks in excess of bank balances                              $  115
     Notes payable                                  $2,758           2,758
     Notes payable to related parties                  363
     Current portion of long-term debt                  60              93
     Accounts payable                                1,850           1,870
     Accrued expenses                                1,210             863
                                                     -----           -----
          Total current liabilities                  6,241           5,699

    LONG-TERM DEBT                                     689             750
    NOTES PAYABLE TO RELATED PARTIES                                   267
    OTHER LONG-TERM LIABILITIES                        382             206
                                                     -----           -----
          Total liabilities                          7,312           6,922
                                                     -----           -----

    DIVISIONAL (DEFICIT) EQUITY                       (412)            340
                                                     -----           -----
    TOTAL LIABILITIES AND
     DIVISIONAL (DEFICIT) EQUITY                    $6,900          $7,262
                                                     =====           =====

    See notes to financial statements.


    FAIR-PLAY (a division of Fairtron Corporation)


    STATEMENTS OF OPERATIONS AND DIVISIONAL (DEFICIT) EQUITY
    FOR THE YEARS ENDED MARCH 31, 1997 AND 1996 (IN THOUSANDS)
    -------------------------------------------------------------------------
                                                      1997            1996

    NET SALES                                      $14,571         $13,722
    COST OF GOODS SOLD                              12,260          11,335
                                                    ------          ------
          Gross profit                               2,311           2,387

    SERVICE, SALES AND
     ADMINISTRATIVE EXPENSES                         2,952           2,980
                                                    ------          ------
          Operating loss                              (641)           (593)

    OTHER INCOME (EXPENSE):
     Other income (expense)                             15             (59)
     Interest expense                                 (450)           (413)
                                                    ------          ------
          Total other expense                         (435)           (472)
                                                    ------          ------

    LOSS BEFORE INCOME TAX BENEFIT                  (1,076)         (1,065)

    INCOME TAX BENEFIT                                  -              164
                                                    ------          ------
    NET LOSS                                        (1,076)           (901)

    DIVISIONAL EQUITY, BEGINNING OF YEAR               340           1,113

    ADVANCES FROM PARENT COMPANY, NET                  324             128
                                                    ------          ------

    DIVISIONAL (DEFICIT) EQUITY, END OF YEAR       $  (412)        $   340
                                                    ======          ======
    See notes to financial statements.


    FAIR-PLAY (a division of Fairtron Corporation)

    STATEMENTS OF CASH FLOWS
    FOR THE YEARS ENDED MARCH 31, 1997 AND 1996 (IN THOUSANDS)
    --------------------------------------------------------------------------
                                                             1997       1996

    CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                             $(1,076)     $(901)
     Adjustments to reconcile net loss to net cash
      provided by operating activities:
      Depreciation and amortization                           485        348
      Loss on sale of fixed assets                             73          2
      Provision for bad debts                                   4         20
      Changes in:
       Receivables                                            255        476
       Inventories                                            994         32
       Prepaid expenses and other current assets              119         19
       Contracts receivable                                    59        (28)
       Advertising rights                                     (16)       (97)
       Other assets                                            (4)        31
       Accounts payable                                       (20)       476
       Accrued expenses                                       347       (262)
       Other long-term liabilities                            176         29
                                                            -----        ---
              Net cash provided by operating activities     1,396        145
                                                            -----        ---
    CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of property, plant and equipment                   4
     Purchases of property, plant and equipment               (59)      (426)
                                                            -----        ---
              Net cash used in investing activities           (59)      (422)

    CASH FLOWS FROM FINANCING ACTIVITIES:
     Checks in excess of bank balances                       (115)       115
     Proceeds from long-term debt and notes payable            95         14
     Principal payments on long-term debt and notes payable   (93)       (83)
     Net activity on line of credit                                      (84)
     Advances from Parent Company, net                        324        128
                                                            -----        ---
              Net cash provided by financing activities       211         90
                                                            -----        ---

    NET CHANGE IN CASH AND CASH EQUIVALENTS                 1,548       (187)

    CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                         187
                                                            -----        ---

    CASH AND CASH EQUIVALENTS, END OF YEAR                 $1,548       $
                                                            =====        ===
    SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid during the year for:
      Interest                                             $  428       $426
                                                            =====        ===
      Income taxes                                         $            $ 10
                                                            =====        ===

    See notes to financial statements.

    FAIR-PLAY (a division of Fairtron Corporation)

    NOTES TO FINANCIAL STATEMENTS
    FOR THE YEARS ENDED MARCH 31, 1997 AND 1996 (IN THOUSANDS)
    --------------------------------------------------------------------------

    1.  REPORTING ENTITY

        Fair-Play manufactures athletic scoreboards, timers and related products in its Des Moines, Iowa facilities. Fair-Play is a division of Fairtron Corporation (Fairtron). Fairtron also has another division, ATHCO, and an 80% owned subsidiary, Fibrelite.

    2.  SALE OF COMPANY

        Pursuant to the Purchase of Assets Agreement dated as of April 30, 1997, Fairtron sold to Trans-Lux Midwest Corporation (Trans-Lux) the assets of the Fair-Play division except for the cash value of officer's life insurance, certain advertising rights, intercompany receivables, deferred income taxes and certain prepaid assets. In exchange for the assets, Trans-Lux paid cash of $450 (subject to adjustment based on an agreed upon formula) and assumed certain liabilities. Additionally, Trans-Lux will make payments equal to 4% of annual catalog sales in excess of $8,000 for each of the next five years not to exceed $100 per year and $250 in the aggregate. The agreement also includes a consulting noncompete agreement for the next eight years.

    3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        The following is a summary of significant accounting policies used by Fair-Play.

        Revenue Recognition - Fair-Play sells its products for a predetermined price or for the right to sell advertising space on the product for a specified number of years. If the price is predetermined, revenue is recognized upon shipment. When Fair-Play sells advertising space, the present value of the revenues and a ratable portion of the related costs of the scoreboard are recognized currently with the remaining cost being capitalized and amortized over the period the advertising rights are held.

        Cash and Cash Equivalents - For purposes of the statements of cash flows, Fair-Play considers demand deposit accounts maintained at financial institutions and all highly liquid investments purchased with a maturity of three months or less to be cash and cash equivalents.

        Inventories - Raw materials inventory is valued at the lower of cost (first-in, first-out) or net realizable value. Work in process and finished product inventories are stated at cost including allocable production and overhead costs.

        Property, Plant, and Equipment - Property, plant, and equipment are stated at cost of acquisition or, for display boards, at cost to manufacture. Depreciation is calculated using the straight-line and accelerated methods over the estimated useful lives of the assets which range from three to thirty-five years.

        Contracts Receivable Sold With Recourse - Fair-Play records the transfer of contracts receivable with recourse as a sale once they have surrendered control of the future economic benefits relating to the receivable, can reasonably estimate their obligation under the recourse provisions, and have no obligation to repurchase the receivables except pursuant to the recourse provisions in the event of default. Fair-Play maintains a security interest in the installed scoreboards underlying the original contracts.

        Income Taxes - Fair-Play is included in the consolidated income tax returns of Fairtron. For financial statement purposes, income tax benefit is recorded as if Fair-Play filed a separate income tax return. Income taxes are provided on income reported in the financial statements.

        Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    4.  RECEIVABLES

        Receivables are summarized as follows:

                                                                1997      1996

         Trade receivables, net of allowance for doubtful
          accounts of $41 and $15 at March 31, 1997 and
          1996, respectively                                  $1,893    $2,189
         Current portion of contracts receivable                  65        18
         Interest receivable                                                 1
         Due to employees                                        (12)       (3)
                                                               -----     -----

                                                              $1,946    $2,205
                                                               =====     =====


    5.  INVENTORIES

        Inventories are summarized as follows:

                                                                1997      1996

          Raw materials and nonprocessed components           $1,348    $1,012
          Work in process                                        374     1,394
          Finished products                                      304       614
                                                               -----     -----

                                                              $2,026    $3,020
                                                               =====     =====

    6.  PROPERTY, PLANT, AND EQUIPMENT

        Property, plant, and equipment is summarized as follows:

                                                                1997      1996

          Land                                                $   78    $   78
          Buildings and improvements                            1,167    1,167
          Machinery, equipment, and fixtures                    1,837    1,972
          Leasehold improvements                                  153      155
          Equipment under capital leases                          235      235
          Vehicles                                                  5        5
                                                                -----    -----
                                                                3,475    3,612

          Accumulated depreciation and amortization            (2,353)  (2,215)
                                                                -----    -----

                                                               $1,122   $1,397
                                                                =====    =====

        Accumulated amortization relating to equipment under capital leases was approximately $117 and $94 as of March 31, 1997 and 1996, respectively. Amortization expense recognized on this equipment has been included in depreciation expense.


    7.  DEBT

        Notes Payable - As of March 31, 1997, Fairtron had a working capital line of credit that allowed maximum borrowings of $750. The outstanding balance was $408 at March 31, 1997.

        Fairtron also had a revolving term loan which provided maximum borrowings of $2,350. The outstanding balance was $2,350 as of March 31, 1997. The balance was partially guaranteed by the majority shareholder of Fairtron and was collateralized by an assignment of a life insurance policy on the shareholder and substantially all assets of Fairtron other than mortgaged real estate. The agreements contained certain covenants including minimum financial ratios, minimum net worth and net income, capital expenditures, and research and development expenditures. The revolving term loan agreement limited borrowings to prescribed percentages of accounts receivable, contracts receivable, inventory and unencumbered equipment. Interest accrued at the base rate plus 2% (10.50% as of March 31, 1997) and was payable monthly.

        Fairtron was not in compliance with various covenants in these agreements at March 31, 1997. The line of credit and revolving term loan were modified on April 1, 1997. The modified agreements extended the maturity date on the line of credit and the revolving term loan to May 1, 1997. In connection with the sale of Fair-Play discussed in
        Note 2, the above amounts were paid by Trans-Lux.

        Long-Term Debt - As of March 31, 1997, long-term debt consisted of the following:

          Mortgage loan with monthly payments of principal and interest at 8.25% through March 1, 2004. The loan is collateralized by a first mortgage on certain land and buildings. The agreement includes certain covenants including, among others, maintenance of escrow
          deposits for taxes and other charges.                          $726

          Obligation under capital lease (Note 8)                          23
                                                                          ---
                                                                          749

          Current portion                                                  60
                                                                          ---

                                                                         $689
                                                                          ===


        Maturities of long-term debt and notes payable are as follows:


          Years Ending March 31,

                   1997                                                   $60
                   1998                                                    40
                   1999                                                    44
                   2000                                                    47
                   2001                                                    51
                   Thereafter                                             507
                                                                          ---

                                                                         $749
                                                                          ===


    8.  LEASES

        Fairtron leases certain equipment and business property under operating leases which expire over the next four years. The following is a schedule of future minimum lease payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of March 31, 1997:

          Year Ending March 31,

                   1998                                                  $220
                   1999                                                   112
                   2000                                                    66
                   2001                                                    38
                                                                          ---

                   Total minimum lease payments                          $436
                                                                          ===

        Rent expense on operating leases for the years ended March 31, 1997 and 1996 was approximately $233 and $146, respectively.

        Fair-Play leases certain equipment under a capital lease. The final payment on the capital lease of $23 is due April 1, 1997.

    9.  INCOME TAXES

        The components of income tax benefit are as follows:


                                                                1997     1996

          Current                                              $  -      $164
          Deferred                                                -        -
                                                                 ---      ---

                                                               $  -      $164
                                                                 ===      ===

        The difference between the recorded income tax benefit and the amounts computed at the federal statutory income tax rate are as follows for the years ended March 31, 1997 and 1996:

                                                          1997             1996
                                                     -------------    -------------

          Loss before income taxes at the Federal
           statutory income tax rate                 $366     34.0 %  $362    34.0 %
          Net operating loss carryforwards           (286)   (26.6)   (131)  (12.4)
          Meals and entertainment                     (18)    (1.7)    (25)   (2.3)
          State income taxes, net of federal benefit   21      2.0      21     2.0
          Other                                        (1)    (0.1)     (3)   (0.3)
          Deferred taxes for temporary bases
           differences                                (82)    (7.6)    (60)   (5.6)
                                                      ---     ----     ---    ----

          Income tax benefit                         $ -        -  %  $164    15.4 %
                                                      ===     ====     ===    ====

        As discussed in Note 2, Trans-Lux did not acquire deferred income taxes; therefore, the tax effect of changes in bases differences for financial reporting and income tax return purposes are included as a reconciling item between income taxes at the Federal statutory rate and the income tax benefit in the statement of operations.

    10. DEFINED CONTRIBUTION RETIREMENT PLAN

        Fairtron has a contributory 401(k) plan covering substantially all employees of Fair-Play. Employees may make elective deferral contributions up to 15% of wages. Fairtron makes matching contributions of 100% of the first 5% of wages. Contributions for the years ended March 31, 1997 and 1996 were approximately $180 and $152, respectively.

    11. RELATED PARTY TRANSACTIONS

        At March 31, 1997 and 1996, respectively, Fair-Play had notes payable to stockholders, relatives and employees of approximately $363 and $267. The notes payable accrued interest at 11% and were due April 1, 1997. Interest expense on these notes was approximately $30 and $29 for the years ended March 31, 1997 and 1996, respectively. In connection with the sale of Fair-Play discussed in Note 2, the above amounts were repaid by Trans-Lux.

    12. COMMITMENTS AND CONTINGENCIES

        During the year ended March 31, 1996, approximately $773 of contracts receivable were sold with recourse to a financial institution. No contracts were sold with recourse to a financial institution during 1997. As of March 31, 1997, Fairtron was partially or fully contingently liable for $870 of contracts receivable. In accordance with the Purchase of Assets agreement, Fairtron retained liability for the recourse provisions.


        * * * * * *

    TRANS-LUX CORPORATION AND SUBSIDIARIES
    UNAUDITED PRO FORMA FINANCIAL INFORMATION

    On May 1, 1997, the Company, through its subsidiary Trans-Lux Midwest Corporation, acquired the catalog and custom scoreboard sign business segment of Fairtron Corporation ("Fairtron"), an Iowa corporation located in Des Moines, Iowa, for a cash purchase price of approximately $250,000 (after adjustments), noncompete and consulting fees and assumption of certain debt for an approximate total purchase price of $7.0 million. Additionally, there is a contingent additional purchase price of $250,000, based on future sales. The Company retired approximately $3.1 million of the assumed debt of Fairtron. The purchase was financed by working capital and assumption of certain debt.

    Fairtron was a manufacturer of custom and catalog scoreboards and related signs. Trans-Lux Midwest Corporation plans to continue the catalog scoreboard activities and certain of the custom scoreboard business. The $7.0 million total purchase price included current assets, net of cash received, of approximately $4.1 million net book value of accounts receivable and inventories; fixed assets of land, building, leasehold, machinery and equipment; and intellectual property. The purchase price allocation used in the preliminary pro forma information is based on estimated fair values and is subject to change as additional information becomes known for the fair value of the property, plant and equipment.

    The Company's pro forma financial results are presented to provide information on the impact of the acquisition of Fairtron to the results of operations of the Company for the year ended December 31, 1996 and for the three months ended March 31, 1997. Pro forma financial results presented for the fiscal year ended December 31, 1996 included the fiscal year ended December 31, 1996 for the Company and the fiscal year ended March 31, 1997 for Fairtron. The historical results of Fairtron included both the catalog and entire custom scoreboard sign businesses. The historical revenues and net loss for the three months ended March 31, 1997 for Fairtron, which were included in both the fiscal year ended December 31, 1996 and for the three months ended March 31, 1997, were $3.4 million and $21,000, respectively. The pro forma financial information reflects the Company's preliminary pro forma results of operations as if the acquisition had occurred as of January 1, 1996 and the preliminary pro forma balance sheet as if the acquisition had occurred as of March 31, 1997.

    The pro forma financial information should be read in conjunction with the Company's consolidated financial statements. The preliminary pro forma information does not purport to represent what the Company's results of operations or financial position would have been if the acquisition, in fact, had occurred on January 1, 1996, or to project the Company's results of operations or financial position for any future period or at any future date. Reference is made to Note No. 2 - Management Actions for cost saving measures implemented, the effects of which are not included in the pro forma financial statements.


    Trans-Lux Corporation and Subsidiaries
    Preliminary Pro Forma Balance Sheet
    March 31, 1997 (Unaudited)
    --------------------------
                                                                     PRO FORMA ADJUSTMENTS

                                                                        HISTORICAL        PRO FORMA      PRO FORMA
                                                        HISTORICAL       FAIRTRON        ADJUSTMENT       RESULTS
                                                        ----------       --------        ----------       -------
    Assets
    ------

     Current assets:
      Cash and cash equivalents                           $3,575,000       $1,548,000     ($3,492,000)    $1,631,000
      Available-for-sale securities                       15,183,000              -               -       15,183,000
      Receivables                                          5,043,000        1,946,000             -        6,989,000
      Unbilled receivables                                   783,000              -               -          783,000
      Inventories                                          1,848,000        2,026,000          40,000      3,914,000
      Prepaids and other current assets                      313,000           52,000          19,000        384,000
                                                          ----------        ---------       ---------     ----------
        Total current assets                              26,745,000        5,572,000      (3,433,000)    28,884,000
                                                          ----------        ---------       ---------     ----------

    Rental equipment                                      55,760,000              -               -       55,760,000
      Less accumulated depreciation                       19,620,000              -               -       19,620,000
                                                          ----------        ---------       ---------     ----------
                                                          36,140,000              -               -       36,140,000
                                                          ----------        ---------       ---------     ----------

    Property, plant and equipment                         22,279,000        3,475,000      (1,556,000)    24,198,000
      Less accumulated depreciation and amortization       7,313,000        2,353,000      (2,353,000)     7,313,000
                                                          ----------        ---------       ---------     ----------
                                                          14,966,000        1,122,000         797,000     16,885,000
                                                          ----------        ---------       ---------     ----------

    Prepaids, intangibles and other                        4,742,000          206,000          78,000      5,026,000
    Maintenance contracts, net                             1,204,000              -               -        1,204,000
    Note Receivable, joint venture
     (excludes $94,000 current portion)                      761,000              -               -          761,000
                                                          ----------        ---------       ---------     ----------
                                                         $84,558,000       $6,900,000     ($2,558,000)   $88,900,000
                                                          ==========        =========       =========     ==========


    Liabilities and Stockholders' Equity
    ------------------------------------

     Current liabilities:
      Accounts payable and accruals                       $6,071,000       $3,060,000         $76,000     $9,207,000
      Income taxes payable                                    23,000              -               -           23,000
      Notes payable                                              -          3,121,000      (3,121,000)           -
      Current portion of long-term debt                      611,000           60,000             -          671,000
                                                          ----------       ----------       ---------     ----------
        Total current liabilities                          6,705,000        6,241,000      (3,045,000)     9,901,000
                                                          ----------       ----------       ---------     ----------

    Long-term debt:
      9.5% subordinated debentures due 2012                1,057,000              -               -        1,057,000
      7.5% convertible subordinated notes due 2006        31,625,000              -               -       31,625,000
      Notes payable                                       14,287,000          689,000             -       14,976,000
                                                          ----------       ----------       ---------     ----------
                                                          46,969,000          689,000             -       47,658,000

    Deferred revenue and deposits                          4,410,000          382,000          75,000      4,867,000
    Deferred income taxes                                  3,487,000              -               -        3,487,000
    Minority interest                                          1,000              -               -            1,000

    Stockholders' equity                                  22,986,000         (412,000)        412,000     22,986,000
                                                          ----------       ----------       ---------     ----------

    Total liabilities and stockholders' equity           $84,558,000       $6,900,000     ($2,558,000)   $88,900,000
                                                          ==========        =========       =========     ==========



    Trans-Lux Corporation and Subsidiaries
    Preliminary Pro Forma Income Statement
    Year Ended December 31, 1996 (Unaudited)
    ----------------------------------------
                                                               PRO FORMA ADJUSTMENTS

                                                                  HISTORICAL        PRO FORMA      PRO FORMA
                                                  HISTORICAL       FAIRTRON        ADJUSTMENT       RESULTS
                                                  ----------       --------        ----------       -------

    Revenues                                       $45,285,000      $14,571,000             -      $59,856,000
    Operating expenses                              27,505,000       12,260,000        ($65,000)    39,700,000
                                                    ----------       ----------         -------     ----------
    Gross profit from operations                    17,780,000        2,311,000          65,000     20,156,000
    General and administrative expenses             13,184,000        2,952,000        (192,000)    15,944,000
    Interest and other (income) expense              2,393,000          435,000        (107,000)     2,721,000
                                                    ----------       ----------         -------     ----------
    Income before income taxes                       2,203,000       (1,076,000)        364,000      1,491,000
    Provision for income taxes                         953,000              -          (264,000)       689,000
                                                    ----------       ----------         -------     ----------
    Net income                                      $1,250,000      ($1,076,000)       $628,000       $802,000
                                                    ==========       ==========         =======     ==========

    Shares - primary                                 1,284,000                                       1,284,000
                                                    ==========                                      ==========
    Earnings per share - primary                         $0.97                                           $0.62
                                                    ==========                                      ==========

    Shares - fully diluted                           1,697,000                                            *
                                                    ==========
    Earnings per share - fully diluted                   $0.90                                            *
                                                    ==========


    Three Months Ended March 31, 1997 (Unaudited)


    Revenues                                       $10,548,000       $3,435,000             -      $13,983,000
    Operating expenses                               5,930,000        2,727,000        ($36,000)     8,621,000
                                                    ----------       ----------         -------     ----------
    Gross profit from operations                     4,618,000          708,000          36,000      5,362,000
    General and administrative expenses              3,352,000          630,000         (22,000)     3,960,000
    Interest and other (income) expense                791,000           99,000         (44,000)       846,000
                                                    ----------       ----------         -------     ----------
    Income before income taxes                         475,000          (21,000)        102,000        556,000
    Provision for income taxes                         204,000              -            25,000        229,000
                                                    ----------       ----------         -------     ----------
    Net income                                        $271,000         ($21,000)        $77,000       $327,000
                                                    ==========       ==========         =======     ==========

    Shares - primary                                 1,298,000                                       1,298,000
                                                    ==========                                      ==========
    Earnings per share - primary                         $0.21                                           $0.24
                                                    ==========                                      ==========

    Shares - fully diluted                           3,755,000                                       3,755,000
                                                    ==========                                      ==========
    Earnings per share - fully diluted                   $0.20                                           $0.21
                                                    ==========                                      ==========












    * anti-dilutive

    TRANS-LUX CORPORATION AND SUBSIDIARIES

    NOTES TO PRO FORMA FINANCIAL INFORMATION
    (UNAUDITED)
    -----------

    Note 1 - Basis of Presentation

    The purchase price of approximately $7.0 million was allocated to accounts receivable, inventories, land, building, leasehold, and property and equipment based on the estimated fair value at the date of purchase. Property, plant and equipment are being depreciated using the straight line method over their useful lives ranging from five to thirty-nine years. The noncompete agreement is being amortized using the straight line basis over eight years. Goodwill is being amortized using the straight line basis over twenty years. Based on the fair value of net assets at March 31, 1997, no goodwill has been recorded in the pro forma balance sheet. However, goodwill amortization has been included in the pro forma income statement as it is anticipated that approximately $575,000 of goodwill will be recorded based on the estimated fair value of net assets acquired as of the closing date of the acquisition. Taxes on income are accrued at an estimated effective rate of 37%.

    Additional pro forma adjustments give effect to the payment of approximately $3.1 million of the assumed debt of Fairtron, and related interest expense, depreciation of the fair value of assets purchased, amortization of goodwill and a noncompete agreement and certain costs relating to contractual agreements.

    The preliminary purchase price, book value of assets acquired and purchase accounting adjustments at March 31, 1997 are as follows:

    Preliminary purchase price:
    Preliminary purchase price                                       $6,872,000
    Fees and expenses                                                   113,000
                                                                      ---------
      Total                                                           6,985,000
    Preliminary book value of actual assets acquired
      at March 31, 1997                                               6,051,000
                                                                      ---------
    Excess of preliminary purchase price over
      preliminary book value of assets acquired                         934,000
                                                                      ---------
    Preliminary purchase accounts adjustments:
    Inventories                                                          40,000
    Property, plant  and equipment                                      796,000
    Other assets                                                         98,000
                                                                      ---------
      Total                                                             934,000
                                                                      ---------
    Excess of preliminary purchase price over
      preliminary book value of assets acquired                              $0
                                                                      =========


    Note 2 - Management Actions

    The historical financial results of Fairtron included both the catalog and custom scoreboard sign businesses, which included $8.5 million of revenues from the catalog scoreboard business and $6.1 million of revenues from the custom scoreboard business for the fiscal year ended March 31, 1997. The historical financial results of Fairtron also included certain expenses which are not expected to continue. Just prior to the acquisition, Fairtron reduced head count by approximately 33%. The Company, accordingly, is operating at a substantial reduction in personnel compared to Fairtron's historical operations. The Company has also taken actions which it believes will reduce operating expenses through the consolidation of facilities and other cost saving measures. In addition, the Company's operation of the custom scoreboard business portion is anticipated to be at a lower level of activity because the Company does not expect to continue to manufacture certain scoreboards that produce lower profit margins. The effects of such actions are not included in the pro forma financial statements.